UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FULL HOUSE RESORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3391527
(State of Incorporation or organization)	(I.R.S. Employer Identification no.)

4670 S. Fort Apache Road, Suite 190, Las Vegas, Nevada	89147
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:                              (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to the description of the Registrant’s Common Stock set forth under the caption “Description of Securities—Common Stock” of the Prospectus forming a part of the Registrant’s Registration Statement on Form SB-2 (File No. 033-61580) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which disclosures are incorporated by reference herein.

Item 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FULL HOUSE RESORTS, INC.

Date:	July 22, 2005	By:	/s/ James Meier
James Meier
Chief Financial Officer

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